As filed with the Securities and Exchange Commission on August 5, 2009

1933 Act Registration No. 33-72424

1940 Act Registration No. 811-8194

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO

SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant

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Preliminary proxy statement

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Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Rule 14a-12

FINANCIAL INVESTORS TRUST
(Name of the Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The following is the content of an e-mail sent by an affiliate of ALPS Fund Services, Inc. (“ALPS”) to two shareholders of Financial Investor Trust’s American Freedom U.S. Government Money Market Fund on August 5, 2009.  The Trust is not in a position to confirm or deny the accuracy of the statements made with respect to ALPS and its intentions with respect to the Trust.

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Hi ____,

It was good speaking with you this morning and we look forward to hopefully seeing you both in ______ on Thursday August 20th.

As we discussed, please review the proxy (link below) prior to voting as an authorized signatory at FIT.  Again, I apologize for such short notice but it would be extremely helpful if you could vote on this proxy before this Thursday August 6th, 2009 (tomorrow!) as the FIT board meeting is on Friday, August 7th.  We were delayed in our presenting this vote to you as we just met with Ned Burke last week to review the substance of the 2 proxies before recommending to our clients.  Attached please find the the Proxy Voting card that outlines the proxy vote substance and process.  As an “authorized signatory” on the _________’s FIT account, you are qualified to vote the proxy.

Substantively, there are 2 primary issues you are voting on which I briefly summarize below and are summarized in the attached proxy voting cards.  However, you should read the proxy in full online at our website here... http://www.fitfunds.com/PDFs/FIT-finalproxy_statment0709.pdf

Proxies

1.

Approval of New Board Members

o

Vote yes if you approve the new board members.

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The Financial Investors Trust board has a long history of responsible and prudent selection of board members.

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We recommend voting yes in support of this proposal.

2.

Allow Trustees to Liquidate Funds Registered under the Trust
The second issue is to vote on allowing the Trustees of the FIT American Freedom Fund to have the management ability to liquidate any fund registered under the trust without having to go through the expensive and cumbersome solicitation of shareholder approval.

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It has been explained to us that this is a standard operating procedure for most trusts as it is the role of the majority Independent Trustees to look after the interests of the shareholders.

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The lack of such authority complicated, delayed and increased the costs associated with the prior closure of the FIT US Treasury Fund.

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This proxy is not designed specifically for the American Freedom Fund, but rather ALPs is now looking to expand the fund offerings registered under the trust and needs the board's control over both the opening and potential closing of these funds going forward.

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We recommend voting yes in support of this proposal.

Process

1.

Vote by Phone.

2.

Vote Online.

3.

Vote by mail.

o

See attached Proxy voting cards for further details or call Shareholder Services at FIT - (800) 298-3442 to walk you through the process.

Please call us with any questions and Thanks again for taking the time today to vote on these 2 proxies.  We sincerely apologize for any inconvenience this may cause and we are extremely grateful for your assistance on this matter.

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